                                                                     EXHIBIT 4.4


                                    WARRANT


         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

         THIS WARRANT IS SUBJECT TO THE RIGHTS AND RESTRICTIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, CONTAINED IN A SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF NOVEMBER 18, 1996 (A COPY OF EACH OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).


                          AIR-CURE TECHNOLOGIES, INC.


                         COMMON STOCK PURCHASE WARRANT
                           EXPIRING NOVEMBER 18, 2003


                                                                  HOUSTON, TEXAS
NO. 2                                                          NOVEMBER 18, 1996



                 AIR-CURE TECHNOLOGIES, INC. (the "COMPANY"), a Delaware corporation, for value received, hereby certifies that First Commerce Corporation or its registered assigns is entitled to purchase from the Company 234,667 duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "ORIGINAL COMMON STOCK"), at an initial exercise price per share of $5.10, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York City time, on November 18, 2003, all subject to the terms, conditions and adjustments set forth below in this Warrant.

                 This Warrant is one of the Common Stock Purchase Warrants expiring November 18, 2003 (the "WARRANTS", such term to include all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of the Company's Senior Subordinated Notes Due November 18, 2003, in the aggregate principal amount of $15,000,000 (the "NOTES") pursuant to that certain Subordinated Note and Warrant Purchase Agreement dated as of November 18, 1996 (the "PURCHASE AGREEMENT") among the Company, International Mezzanine Capital, B.V. and First Commerce Corporation (collectively, the "PURCHASERS"). The Warrants originally so issued evidence rights to purchase an aggregate of 1,760,000 shares of Original Common Stock, subject to adjustment as provided herein. The term "NOTES" as used herein shall include each Note delivered pursuant to any provision of the Purchase Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Warrant are defined in section 13.

         1.      Exercise of Warrant.

                 1A.      Manner of Exercise.  This Warrant may be exercised by
the holder hereof, in whole or in part, during normal business hours on any Business Day on or after the date hereof to and including November 18, 2003, by surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten public offering of shares of Common Stock (or Other Securities) subject to this Warrant, at the location at which the underwriters shall have agreed to accept delivery thereof), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Original Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) $5.10. The number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to this section 1A, by a fraction of which (a) the numerator is $5.10 and (b) the denominator is the Exercise Price in effect on the date of such exercise. The "EXERCISE PRICE" shall initially be $5.10 per share, shall be adjusted and readjusted from time to time as provided in section 2 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by section 2.

                 1B.      When Exercise Effective.  Each exercise of this
Warrant shall be deemed to have been effected and the Exercise Price shall be determined immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1A, and at such time the person or persons in whose name or names any certificate or certificates for shares of Original Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1C shall be deemed to have become the holder or holders of record thereof.

                 1C. Delivery of Stock Certificates, etc. Promptly after the exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter (unless such exercise shall be in connection with an underwritten public offering of shares of Common Stock (or Other Securities) subject to this Warrant, in which event concurrently with such exercise), the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or, subject to section 8, as such holder may direct,

                          (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise, and

                          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, specifying the aggregate on the face or faces thereof the number of shares of Common Stock equal to the number of such shares specified on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1A.

                 1D.      Company to Reaffirm Obligations.  The Company will,
at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any shares of Common Stock (or Other Securities) issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                 1E.      Fractional Shares.  No fractional shares shall be
issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends (except as provided in section 2B) on the Common Stock or Other Securities issued upon such conversion. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this section 1E, be deliverable upon the exercise of this Warrant, the Company shall, in lieu of delivering the fractional share therefor, pay to the holder exercising this Warrant an amount in cash equal to the Market Price of such fractional interest.

                 1F.      Cashless Exercise.   As an alternative to exercise of
this Warrant by payment in cash (or by certified or official bank check), as provided above in section 1A, the holder of this Warrant may, at its option, exercise its right to purchase some or all of the shares of Common Stock pursuant to this Warrant, by receiving the number of shares of Common Stock subscribed pursuant to this Warrant in exchange for a reduction in the principal amount then owed to such holder under the Notes held by such holder in an amount equal to the applicable cash Exercise Price times the number of shares of Common Stock to be received by such holder as a result of such cashless Warrant exercise (a "CASHLESS EXCHANGE").

         2. Protection Against Dilution or Other Impairment of Rights; Adjustment of Exercise Price.

                 2A.      Issuance of Additional Shares of Common Stock.  In
case the Company, at any time or from time to time after November 18, 1996 (the "INITIAL DATE"), shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2C or 2D) without consideration or for a consideration per share (determined pursuant to section 2E) less than the greater of (i) the Exercise Price or (ii) (x) with respect to any issuance or sale of Additional Shares of Common Stock to any Person (other than an Affiliate of the Company) that is not made pursuant to a Qualified Offering, 90% of the Market Price and (y) with respect to any other issuances or sales of Additional Shares of Common Stock, the Market Price in effect, in each case, on the date of and immediately prior to such issue or sale, then, and in each such case, subject to section 2H, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction,

                 (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Market Price or such Exercise Price, and

                 (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this section 2A, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2C or 2D, such Additional Shares shall be deemed to be outstanding, and
(y) treasury shares shall not be deemed to be outstanding.

                 2B.       Extraordinary Dividends and Distributions.  In case
the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement and any redemption or acquisition of any such stock or Options) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or in Options for Common Stock or (b) a dividend permitted to be made under the Dividend Restrictions, then, and in each such case, subject to section 2H, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction,

                          (i) the numerator of which shall be the Market Price in effect on such record date less (x) the amount of such dividend or distribution (if payable in cash) or (y) the value of such dividend or distribution, as determined in good faith by the Board of Directors of the Company (if payable in securities or other property), in each case as applicable to one share of Common Stock, and

                          (ii) the denominator of which shall be such Market Price.

                 2C.      Treatment of Options and Convertible Securities.  In
case the Company, at any time or from time to time after the date hereof, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2E) of such shares would be less than the greater of the Exercise Price or the Market Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                 (a) if an adjustment of the Exercise Price shall be made upon the fixing of a record date as referred to in the first sentence of this section 2C, no further adjustment of the Exercise Price shall be made as a result of the subsequent issue or sale of any Options or Convertible Securities for the purpose of which such record date was set;

                 (b) no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                 (c) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                 (d) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                          (i) in the case of Options for Common Stock or in the case of Convertible Securities, the only Additional Shares of Common Stock issued or sold (or deemed issued or sold) were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (x) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (B) the consideration actually received by the Company upon such exercise, minus (C) the consideration paid by the Company for any purchase of such Options which were not exercised, or (y) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (B) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus (C) the excess, if any, of the consideration paid by the Company for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the fair value (as determined in good faith by the Board of Directors of the Company) of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Common Stock, and

                          (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised,plus
                 (y) the consideration deemed to have been received by the Company (pursuant to section 2E) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised,





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
                 minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised; and

                 (e) no readjustment pursuant to subsection (c) or (d) above shall have the effect of increasing the Exercise Price then in effect by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

                 2D.      Treatment of Stock Dividends, Stock Splits, Etc.  In
case the Company, at any time or from time to time after the date hereof, shall declare or pay any dividend or other distribution on any class of securities of the Company payable in shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or other distribution, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                 2E.      Computation of Consideration.  For the purposes of
this Warrant:

                 (a) The consideration for the issue or sale of any Additional Shares of Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                          (i) insofar as it consists of cash, shall be computed as the amount of cash received by the Company, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the fair value (as determined in good faith by the Board of Directors of the Company) of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Common Stock and the Market Price thereof is less than the fair value, as so determined, of such consideration, then such consideration shall be computed as the Market Price of such Additional Shares of Common Stock), in each case without deducting any expenses paid or incurred by the Company, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or other performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                          (ii) in case Additional Shares of Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in clause (i) above, allocable to such Additional Shares of Common Stock





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
                 or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors or the Company.

                 (b) All Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company and all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) shall be deemed to have been issued without consideration.

                 (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to section 2C, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                          (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subsection (a), by

                          (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 2F.      Adjustments for Combinations, Etc.  In case the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                 2G.      Dilution in Case of Other Securities.  In case any
Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in section 2I) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute,





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
on a basis to which the standards established in the other provisions of this Warrant, the exercise rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Warrant with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the holder of this Warrant against the effect of such dilution.

                 2H.      Minimum Adjustment of Exercise Price.  If the amount
of any adjustment of the Exercise Price required hereunder would be less than one percent of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent of such Exercise Price; provided, that upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest .001 of a cent.

                 2I.      Changes in Common Stock.  In case of any capital
reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Paragraph 2D) or in case of the consolidation or merger of the Company with or into another corporation or other business entity or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities, cash or other property of any nature whatsoever to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization, reclassification or recapitalization of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price. Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make appropriate, written adjustments in the application of the provisions herein set forth satisfactory to the holders of the Warrants entitled to purchase not less than a majority of the shares of Common Stock issuable upon the exercise thereof with respect to the rights and interests of the holders of the Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity and be approved by the Required Holders. Subject to such adjustments, at the time of such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                 2J.      Certain Issues Excepted.  Anything herein to the
contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of (a) the issuance of the Warrants, (b) the issuance of shares of Common Stock issuable upon exercise of the Warrants, (c) the issuance of Options pursuant to the Company's 1990 Stock Option Plan or Directors' Stock Option Plan as in effect at the date of original issuance of this Warrant and as may be hereafter amended by any amendment approved by holders of securities representing a majority of the securities voted on such amendment the beneficial owners (as that term is defined in Rule 16a-1 under the Exchange Act) of which securities are not then directors or officers of the Company or any of its subsidiaries (collectively, the "Option Plans"), and (d) the issuance of Common Stock pursuant to (x) any exercise of Options granted under either of the Option Plans or (y) the Company's Employee Stock Purchase Plan as in effect at the date of original issuance of this Warrant and as may be hereafter amended by any amendment approved by holders of securities representing a majority of the securities voted on such amendment the beneficial owners (as that term is defined in Rule 16a-1 under the Exchange Act) of which securities are not then directors or officers of the Company or any of its subsidiaries.

                 2K.      Notice of Adjustment.  Upon the occurrence of any
event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to the holder of this Warrant an Officer's Certificate stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall obtain and deliver to the holder of this Warrant the opinion of Arthur Andersen LLP (or any other firm of independent public accountants of recognized national standing selected by the Company and approved by such holder holders making such request) within 30 days of a written request by the holder of this Warrant therefor, which opinion shall confirm the statements in the most recent Officer's Certificate delivered under this Section 2K. The costs associated with responding to such a request for an opinion shall be borne by the Company; provided, however, that the holder of this Warrant shall pay the fees and expenses of the independent public accountants in rendering any opinion required under this Section 2K in response to any such request by such holder (other than the first such request made by such holder under this Section 2K) if the opinion of the independent public accountants in response to the request confirms the accuracy of all of the statements in the applicable Officer's Certificate.

                 2L.      Other Notices.  In case at any time:

                 (a) the Company shall declare to the holders of Common Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

                 (b) the Company shall declare or pay any dividend upon Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Common Stock;

                 (c) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

                 (d) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

                 (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

                 (f) there shall be made any tender offer for any shares of capital stock of the Company; or

                 (g)      there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (i) at least 15 days prior to any event referred to in subsection
(a) or (b) above, at least 30 days prior to any event referred to in subsection
(c), (d) or (e) above, and within five days after it has knowledge of any pending tender offer or other Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction or the date by which shareholders must tender shares in any tender offer and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or tender offer or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, tender offer or Transaction, as the case may be.
Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

                 2M.      Certain Events.  If any event occurs as to which, in
the good faith judgment of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holders of the

Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein; provided, that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Warrant. The Company may make such reductions in the Exercise Price as it deems advisable, including any reductions necessary to ensure that any event treated for federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.

                 2N.      Prohibition of Certain Actions.  The Company will
not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding,
(c) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock or Other Securities issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock or Other Securities then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such conversion, (d) will not issue any capital stock of any class which has the right to more than one vote per share and (e) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

         3. Stock to be Reserved. The Company will at all times reserve and keep available out of the authorized Common Stock, solely for the purpose of issue upon the exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company or any other Person, and free from all taxes, liens and charges with respect to the issue thereof (not including any income taxes payable by the holders of Warrants being exercised in respect of gains thereon), and the Exercise Price will be credited to the capital and surplus of the Company. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.

         4. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require registration with or approval of any governmental authority under any Federal or State law (other than the Securities Act, registration under which is governed by the Registration Rights Agreement), before such shares may be issued upon the exercise thereof, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon exercise of the Warrants shall be registered by the Company under the Securities Act or similar statute then in force if required by the Registration Rights Agreement and subject to the conditions stated in such agreement. At any such time as the Common Stock is listed on any national securities exchange or quoted by the Nasdaq National Market or any successor thereto or any comparable system, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange or quoting by the Nasdaq National Market or such successor thereto or comparable system, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing or quoting of such shares after their issuance so long as the Common Stock is so listed or quoted; and the Company will also cause to be so listed or quoted, will register under the Exchange Act and will maintain such listing or quoting of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         5. Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holders hereof for any issuance tax in respect thereto.

         6. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any share of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of such Warrant.

         7. No Rights or Liabilities as Stockholders. This Warrant shall not entitle the holder thereof to any of the rights of a stockholder of the Company, except as expressly contemplated herein. No provision of this Warrant, in the absence of the actual exercise of such Warrant and receipt by the holder thereof of Common Stock issuable upon such conversion, shall give rise to any liability on the part of such holder as a stockholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

         8.      Restrictive Legends.  Except as otherwise permitted by this section 8, each Warrant originally issued and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to this section 8 shall be stamped or otherwise imprinted with legends in substantially the following form:

         "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

         "This Warrant is subject to the rights and restrictions, including certain restrictions on transfer, contained in a Subordinated Note and Warrant Purchase Agreement and a Registration Rights Agreement, each dated as of November 18, 1996 (a copy of each of which is on file with the Secretary of the issuer hereof)."

Except as otherwise permitted by this section 8, (a) each certificate for Original Common Stock (or Other Securities) issued upon the exercise of any Warrant, and (b) each certificate issued upon the direct or indirect transfer of any such Original Common Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

The holder of any Restricted Securities shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legend set forth above in this section 8 when such securities shall have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) distributed to the public pursuant to Rule 144 or any comparable rule under the Securities Act, or (c) when, in the opinion of independent counsel for the holder thereof experienced in Securities Act matters, such restrictions are no longer required in order to insure compliance with the Securities Act. The reasonable fees and disbursements of counsel for any holder of Restricted Securities in connection with all opinions rendered pursuant to this section 8 shall be borne equally by the Company and such holder.

         9. Availability of Information. The Company will cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

         10. Information Required By Rule 144A. The Company will, upon the request of the holder of this Warrant, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Warrants, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this section 10, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         11. Registration Rights Agreement. The holder of this Warrant and the holders of any securities issued or issuable upon the exercise hereof are each entitled to the benefits of the Registration Rights Agreement, dated of even date herewith, between the Company and the Purchaser.

         12.     Ownership, Transfer and Substitution of Warrants.

                 12A.     Ownership of Warrants.  Except as otherwise required
by law, the Company may treat the Person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary except that, if and when any Warrant is properly assigned in blank, the Company, in its discretion, may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the Company to the contrary. Subject to section 8, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

                 12B.     Transfer and Exchange of Warrants.  Upon the
surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with section 8, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Original Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                 12C.     Replacement of Warrants.  Upon receipt of evidence
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any institutional investor reasonably satisfactory to the Company, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         13. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 2C or 2D deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise or partial exercise of the Warrants.

                 "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or 10% or greater shareholder of the Company, or a member of the immediate family of any such officer, director or 10% or greater shareholder, shall be deemed to be an Affiliate of the Company.

                 "BENEFICIAL OWNER" shall have the meaning assigned thereto to Rule 13d-3 under the Exchange Act as in effect on the date hereof.

                 "BUSINESS DAY" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday in the State of New York), provided, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

                 "CASHLESS EXERCISE" shall have the meaning specified in
Section 1F.

                 "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 under the Exchange Act), other than any Person who owns on November 18, 1996 more than 10% of the outstanding common stock of the Company or any spouse or descendant thereof (or any trust solely for the benefit of one or more of the foregoing) or any Affiliate of any of the foregoing, shall become the Beneficial Owner of 20% or more of the Voting Stock of the Company or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

                 "COMMISSION" shall mean the Securities and Exchange Commission or any successor federal agency having similar powers.

                 "COMMON STOCK" shall mean the Original Common Stock, any stock into which such stock shall have been converted or changed or any stock resulting from any reclassification of such stock and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                 "COMPANY" shall mean Air-Cure Technologies, Inc., a Delaware corporation.

                 "CONTINUING MEMBER" shall mean a member of the Board of Directors of the Company who either (a) was a member of the Company's Board of Directors on November 18, 1996 or (b) became a member of such Board of Directors after November 18, 1996 and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

                 "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                 "DIVIDEND RESTRICTIONS" shall mean the restrictions on the ability of the Company to declare, order, pay or make dividends or other distributions, as set forth in paragraph 6B of the Note Agreement dated as of the Initial Date by and among the Company and the Purchasers, whether or not such Note Agreement remains in effect.

                 "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

                 "EXERCISE PRICE" shall have the meaning specified in section
1A.

                 "INITIAL DATE" shall have the meaning specified in section 2A.

                 "MARKET PRICE" shall mean on any date specified herein:

                 (a) with respect to Common Stock or to common stock (or equivalent equity interests) of an Acquiring Company or its Parent, the amount per share equal to: (i) if the Common Stock or such common stock (or equivalent equity interests) is Publicly Traded at the time of determination, the average of the closing prices thereof on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the closing price quoted on the Nasdaq National Market on such day, or if on any such day such security is not quoted in the Nasdaq National Market, the closing price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive Business Days prior to such day; provided, however, that after a Qualified Offering, if the determination of Market Price is being made for purposes of Section 2A hereof as a result of the issuance of Common Stock pursuant to a registered, underwritten, publicly distributed offering, then the Market Price will, for purposes of Section 2A hereof, be the price to the public in connection with that public offering; or (ii) if neither the Common Stock nor such common stock (or equivalent equity interests) is Publicly Traded at the time of determination, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof (as determined in good faith by the Board of Directors of the Company); and

                 (b) with respect to any other securities, the fair value thereof (as determined in good faith by the Board of Directors of the Company).

                 "NOTES" shall have the meaning specified in the opening paragraphs of this Warrant.

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

                 "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                 "ORIGINAL COMMON STOCK" shall have the meaning specified in the opening paragraphs of this Warrant.

                 "OTHER SECURITIES" shall mean any stock (other than Common Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 2I or otherwise.

                 "PERSON" shall mean and include an individual, a partnership, an association, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

                 "PUBLICLY TRADED" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq National Market or (c) traded in the domestic over-the counter market, which trades are reported by the National Quotation Bureau, Incorporated.

                 "PURCHASE AGREEMENT" shall have the meaning specified in the opening paragraphs of this Warrant.

                 "PURCHASERS" shall have the meaning specified in the opening paragraphs of this Warrant.

                 "QUALIFIED OFFERING" shall mean an underwritten public offering of the Common Stock registered under the Securities Act, which offering results in net proceeds to the Company of at least $5,000,000.

                 "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated of even date herewith by and among the Company and the Purchasers.

                 "REQUIRED HOLDERS" shall mean the holders of at least 51% of all the Warrants at the time outstanding, determined on the basis of the number of shares of Common Stock then purchasable upon the exercise of all Warrants then outstanding.

                 "RESTRICTED SECURITIES" shall mean (a) any Warrants bearing the applicable legend set forth in section 8 and (b) any shares of Original Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Original Common Stock (or other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "VOTING STOCK" shall mean, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                 "WARRANTS" shall have the meaning specified in the opening paragraphs of this Warrant.

         14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant or any holder of any Common stock (or Other Securities), at the registered address of such holder as set forth in the applicable register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Financial Officer at its principal office, provided that the exercise of any Warrant shall be effected in the manner provided in section 1.

         16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in this Warrant other than those applicable solely to the Warrants and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock (or Other Securities) issued upon the exercise of Warrants, whether so expressed or not. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York; provided, however, that in the event a final judgment by a court of competent jurisdiction holds that such choice of New York law is unenforceable, then this Warrant shall be construed and enforced in accordance with the laws of the State of Louisiana. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                        AIR-CURE TECHNOLOGIES, INC.


                                        By:
                                           -----------------------------------
                                                 Name:
                                                 Title:
                              FORM OF SUBSCRIPTION
                 (To be executed only upon exercise of Warrant)


To AIR-CURE TECHNOLOGIES, INC.

                 The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____(1) shares of Original Common Stock of AIR-CURE TECHNOLOGIES, INC., [AND HEREWITH MAKES PAYMENT OF $_______________ THEREFOR](2)[IN A CASHLESS EXERCISE PURSUANT TO SECTION 1F OF THE WARRANT](3), and requests that the certificates for such shares be issued in the name of, and delivered to _________________________ whose address is _________________________.






-------------------------

(1) Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

(2) Use in connection with an exercise involving a delivery of funds to the Company.

(3)   Use in connection with Section 1F of the Warrant.

Dated:
      ------------------



                               -----------------------------------------------
                               (Signature must conform in all respects to name of holder as specified on the face of this Warrant)




                               -----------------------------------------------
                                              (Street Address)


                               -----------------------------------------------
                               (City)            (State)            (Zip Code)

                               FORM OF ASSIGNMENT
                 (To be executed only upon transfer of Warrant)


         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto_____________________________ the right represented by such Warrant to purchase ___________________________(4) shares of Original Common Stock of AIR-CURE TECHNOLOGIES, INC., to which such Warrant relates, and appoints_______________________________ Attorney to make such transfer on the books of AIR-CURE TECHNOLOGIES, INC., maintained for such purpose, with full power of substitution in the premises.

Dated:
      ------------------------



                                      ------------------------------------------
                                      (Signature must conform in all respects
                                      to name of holder as specified on the face of this Warrant)







                                      ------------------------------------------
                                                   (Street Address)




                                      ------------------------------------------
                                      (City)          (State)         (Zip Code)

Signed in the presence of:



------------------------------






-----------------------

(4) Insert here the number of shares called for on the face of the within Warrant (or, in the case of a partial assignment, the portion thereof as to which this Warrant is being assigned), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the within Warrant, may be delivered upon exercise. In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the portion of the within Warrant not being assigned, to the holder assigning the same.